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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the use of our report dated December 10, 1999, with respect to the financial statements of Paramedical Services of America included in the Current Report on Form 8-K/A of Hooper Holmes, Inc. dated January 14, 2000.

                                          /s/ Ernst & Young LLP

Atlanta, GA
January 13, 2000